Rule 424(b)(3)
Registration Statement No. 333-73468
Pricing Supplement No. 9
Dated December 17, 2002
(To Prospectus dated January 28, 2002 and
Prospectus Supplement dated January 28, 2002)
INTERNATIONAL LEASE FINANCE CORPORATION
$1,000,000,000
Medium-Term Notes, Series N
Principal Amount:							$20,000,000.00
Issue Price:							$20,000,000.00
Net Proceeds to the Company:					$20,022,600.00
CUSIP:								45974VYX0
Settlement Date:							12/20/02
Stated Maturity (date):						12/09/07
Interest Rate:							5.3200%
Overdue Rate (if any):						N/A
Redeemable by the Company on or after:			N/A
Repayable at the option of the holder on:			N/A
Optional Reset Dates:						N/A
Extension Periods:						N/A
Final Maturity:							N/A
Repurchase Price (for Original Issue Discount Notes):	N/A
Type of Note (check one):
Book-Entry Note     _X__
Certificated Note   ____
Other Provisions: